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                                                               Exhibit 23.6

                      Consent of Independent Accountants

We consent to the inclusion in this amendment No. 1 to the registration statement on Form S-4 of our report dated March 28, 1997, on our audit of the combined statements of revenues and certain expenses of The Abbey Companies for the year ended December 30, 1996. We also consent to the reference to our firm under the caption "Experts."

COOPERS & LYBRAND L.L.P.

New York, New York
January 9, 1998